Exhibit 99.1

Secureworks Reports 200% TaegisTM ARR Growth and Record Taegis Customer Growth
in Connection with Fourth Quarter and Full Year Fiscal 2022 Results

ATLANTA, Ga, Mar. 17, 2022 - Secureworks (NASDAQ: SCWX), a global leader in cybersecurity, today announced financial results for its fourth quarter and full fiscal year, which ended on January 28, 2022.
Key Highlights
•Secureworks Taegis grew to $165 million in annual recurring revenue (ARR), an increase of 34% sequentially and 200% on a year-over-year basis.
•Added a record 400 Taegis customers in the fourth quarter of fiscal 2022, to finish the year with 1,200 customers on the Taegis cloud-native security platform.
•Both GAAP and Non-GAAP quarterly gross margins rose to record highs, at 60.5% and 64.1%.
“With the first true XDR solution, Secureworks Taegis has one of the fastest XDR customer and ARR growth rates in the market due to the superior outcomes and ROIs we’re delivering customers,” said Wendy Thomas, CEO, Secureworks. “Just two and a half years after launch, Taegis reached $165 million in ARR – a remarkable accomplishment.”
Fourth Quarter Fiscal 2022 Financial Highlights
•Taegis revenue grew 156% from the fourth quarter of fiscal 2021 to $29.2 million.
•Overall revenue was $127.9 million, a decrease of 8.5% from the fourth quarter of fiscal 2021, reflective of our continued shift to higher-margin business.
•GAAP gross profit was $77.3 million, compared with $80.0 million in the fourth quarter of fiscal 2021. Non-GAAP gross profit was $81.9 million, from $84.2 million in the same period last year.
•GAAP gross margin was 60.5%, compared with 57.2% in the same period last year. Non-GAAP gross margin was 64.1% compared with 60.2% in the fourth quarter of fiscal 2021.
•GAAP net loss was $8.8 million, or $0.11 per share, compared with $9.5 million, or $0.12 per share, in the prior year. Non-GAAP net income was $2.6 million, or $0.03 per share, compared with $0.3 million, or breakeven per share, in the same period last year.
•Adjusted EBITDA for the quarter was $2.1 million, compared with $3.2 million in the fourth quarter of fiscal 2021.
•Ended the fourth quarter with a record $221 million in cash and cash equivalents.
Full Year Fiscal 2022
•Taegis revenue in fiscal 2022 grew 167% to $85.6 million from $32.1 million in fiscal 2021.
•Overall fiscal 2022 revenue was $535.2 million, a decrease of 4.6% from fiscal 2021 revenue of $561.0 million, reflective of our continued shift to higher-margin business.
•GAAP gross profit was $318.1 million, compared with $318.9 million in full year fiscal 2021. Non-GAAP gross profit increased to $335.3 million from $334.8 million for fiscal 2021.

•Full year fiscal 2022 GAAP gross margin was 59.4%, compared with 56.8% for full year fiscal 2021. Non-GAAP gross margin was 62.6% for fiscal 2022, compared with 59.7% for the prior fiscal year.
•GAAP net loss was $39.8 million, or $0.48 per share, compared with $21.9 million, or $0.27 per share, for the prior fiscal year. Non-GAAP net income was $8.7 million, or $0.11 per share, compared with net income of $17.9 million, or $0.22 per share, for the prior fiscal year.
•Adjusted EBITDA for the full year was $18.6 million, compared with $33.2 million for full year fiscal 2021.
“We’re pleased with the continued expansion of our Taegis customer base, resulting in Taegis ARR growth of 200% year over year,” said Paul Parrish, Chief Financial Officer, Secureworks. “As we actively shift the company to a higher-margin mix of solutions, full year GAAP subscription gross profit margins are expanding – up 270 bps over the prior full fiscal year.”
Business and Operational Highlights
•Continued to expand breadth and depth of detection capabilities with 2,090 countermeasures added to Taegis, including launch of the patent-pending Hands on Keyboard detector.
•Launched a Ukraine Crisis Response Center to provide threat intelligence and updated security guidance. Operationally, implemented global Red Cloak process disruption rule for known Russian Wiper Hashes to protect customers.
•Named Winner of Frost & Sullivan’s 2021 Company of the Year Award in the North American Managed and Professional Security Services Market, recognizing the company for its innovation in XDR with Taegis XDR and Taegis ManagedXDR.
•Awarded Gold in 2022 Cybersecurity Excellence Awards for Best Managed Detection and Response Solution, in recognition of Taegis ManagedXDR's excellence, innovation and leadership in the MDR category.
•Joined CISA’s Joint Cyber Defense Collaborative (JCDC) as a strategic Alliance Partner, supporting the company’s mission to contribute to the broader security community and help protect US national critical infrastructure.
Secureworks continues to be recognized in the industry for its world-class solutions and services built around the Taegis security platform. Additional recognition and awards in 2021 include:
•Named winner of 2021 Customer Value Leadership Award by Frost & Sullivan in recognition of Taegis XDR's excellence in delivering improved security outcomes to customers.
•Recognized as an experienced XDR provider in Forrester's New Tech: Extended Detection and Response (XDR) Providers, Q3 2021
•Leader in the IDC MarketScape: U.S. Managed Detection and Response Services 2021 Assessment
•Leader in The Forrester Wave™: Managed Detection and Response, Q1 2021
•Leader in the IDC MarketScape: Worldwide Incident Readiness Services 2021 Assessment
•Winner of Security Current's inaugural CISO Choice Award for Security Analytics
•Winner of CyberSecurity Breakthrough's Cloud Based Network Security Solution of the Year Award

•Earned 5-Star rating in the 2021 CRN® Partner Program Guide for Global Partner Program, recognizing an exclusive group of companies that offer solution providers the best partner programs
Financial Outlook
For the first quarter of fiscal 2023, the Company expects:
•Revenue of $120 million to $122 million.
•GAAP net loss per share of $0.30 to $0.31 and non-GAAP net loss per share of $0.14 to $0.15.
Secureworks is providing the following guidance for full fiscal year 2023. The Company expects:

Fiscal Year 2023 Guidance
Taegis ARR	At least $265M
Other MSS ARR	Below $80M
Total revenue	$475M to $490M
GAAP net loss	($107M) to ($114M)
($1.26) to ($1.35) per share
Non-GAAP net loss	($52M) to ($59M)
($.61) to ($.70) per share
Adjusted EBITDA	($58M) to ($68M)
Cash from operations	($55M) to ($65M)

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its fourth quarter and full year fiscal 2022 results and financial guidance on March 17, 2022, at 8:00 a.m. U.S. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location.
Operating Metrics
The Company defines annual recurring revenue (ARR) as the value of its subscription contracts as of a particular date. Because the Company uses recurring revenue as a leading indicator of future annual revenue, it includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.
Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP subscription cost of revenue, non-GAAP professional services cost of revenue, non-GAAP gross profit, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.
Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations regarding revenue, GAAP net loss per share, and non-GAAP net loss per share for the first quarter of fiscal 2023, and revenue, GAAP net loss, GAAP net loss per share, non-GAAP net loss, non-GAAP net loss per share, adjusted EBITDA, cash flow from operations, and annual recurring revenue and revenue for its Taegis platform for full year fiscal 2023, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.
Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors that include, but are not limited to, the following: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the Company’s reliance on personnel with extensive information security expertise; intense competition in the Company’s markets; the Company’s ability to attract new customers, retain existing customers and increase its annual contract values; the Company’s reliance on customers in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; terms of the Company’s service level agreements with customers that require credits for service failures or inadequacies; the Company’s recognition of revenue ratably over the terms of its Taegis SaaS applications and managed security services contracts; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company’s operations; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business or any international sanctions compliance program applicable to the Company; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the ability of the Company’s solutions to interoperate with its customers’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; estimates or judgments relating to the Company’s critical accounting policies; the effect of natural disasters, public health issues, geopolitical conflict and other catastrophic events on the Company’s ability to serve its customers, including the coronavirus (COVID-19) pandemic; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.
This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings.
Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.
About Secureworks
Secureworks (NASDAQ: SCWX) is a global cybersecurity leader that protects customer progress with Secureworks® Taegis™, a cloud-native security analytics platform built on 20+ years of real-world threat intelligence and research, improving customers’ ability to detect advanced threats, streamline and collaborate on investigations, and automate the right actions.
www.secureworks.com

Contact Information
Investor Inquiries:
Andrew Storm
VP Investor Relations
615-210-7124
astorm@secureworks.com
Media Inquiries:
Nicole Catalano
Corporate Communications
415-295-5873
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Consolidated Statements of Operations
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 28, 2022	January 29, 2021	January 28, 2022	January 29, 2021
Net revenue:
Subscription	$99,459	$107,056	$408,947	$427,937
Professional services	28,421	32,680	126,267	133,097
Total net revenue	127,880	139,736	535,214	561,034
Cost of revenue:
Subscription	34,092	39,633	143,515	162,139
Professional services	16,454	20,112	73,611	80,028
Total cost of revenue	50,546	59,745	217,126	242,167
Gross profit	77,334	79,991	318,088	318,867
Operating expenses:
Research and development	31,158	29,218	122,494	105,008
Sales and marketing	39,036	37,048	145,134	144,934
General and administrative	22,387	27,936	102,834	101,760
Total operating expenses	92,581	94,202	370,462	351,702
Operating loss	(15,247)	(14,211)	(52,374)	(32,835)
Interest and other, net	(1,262)	90	(3,532)	1,034
Loss before income taxes	(16,509)	(14,121)	(55,906)	(31,801)
Income tax benefit	(7,734)	(4,590)	(16,115)	(9,899)
Net loss	$(8,775)	$(9,531)	$(39,791)	$(21,902)

Loss per common share (basic and diluted)	$(0.11)	$(0.12)	$(0.48)	$(0.27)
Weighted-average common shares outstanding (basic and diluted)	83,404	81,602	82,916	81,358

Percentage of Total Net Revenue
Subscription gross margin	65.7%	63.0%	64.9%	62.1%
Professional services gross margin	42.1%	38.5%	41.7%	39.9%
Total gross margin	60.5%	57.2%	59.4%	56.8%
Research and development	24.4%	20.9%	22.9%	18.7%
Sales and marketing	30.5%	26.5%	27.1%	25.8%
General and administrative	17.5%	20.0%	19.2%	18.1%
Operating expenses	72.4%	67.4%	69.2%	62.7%
Operating loss	(11.9)%	(10.2)%	(9.8)%	(5.9)%
Loss before income taxes	(12.9)%	(10.1)%	(10.4)%	(5.7)%
Net loss	(6.9)%	(6.8)%	(7.4)%	(3.9)%
Effective tax rate	46.8%	32.5%	28.8%	31.1%
Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	January 28, 2022	January 29, 2021
Assets:
Current assets:
Cash and cash equivalents	$220,655	$220,300
Accounts receivable, net	86,231	108,005
Inventories	505	560
Other current assets	26,040	17,349
Total current assets	333,431	346,214
Property and equipment, net	8,426	17,143
Goodwill	425,926	425,861
Operating lease right-of-use assets, net	17,441	22,330
Intangible assets, net	133,732	157,820
Other non-current assets	68,346	75,993
Total assets	$987,302	$1,045,361
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$15,062	$16,769
Accrued and other	88,122	109,134
Deferred revenue	163,304	168,437
Total current liabilities	266,488	294,340
Long-term deferred revenue	12,764	9,590
Operating lease liabilities, non-current	16,869	22,461
Other non-current liabilities	43,124	51,189
Total liabilities	339,245	377,580
Stockholders' equity	648,057	667,781
Total liabilities and stockholders' equity	$987,302	$1,045,361

SECUREWORKS CORP.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	January 28, 2022	January 29, 2021
Cash flows from operating activities:
Net loss	$(39,791)	$(21,902)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	40,520	41,614
Amortization of right of use asset	3,846	4,482
Amortization of costs capitalized to obtain revenue contracts	19,330	21,273
Amortization of costs capitalized to fulfill revenue contracts	5,186	5,699
Stock-based compensation expense	30,446	24,414
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	3,393	(1,485)
Income tax benefit	(16,115)	(9,899)
Other non cash impacts	—	392
Provision for credit losses	(430)	1,810
Changes in assets and liabilities:
Accounts receivable	21,221	2,557
Net transactions with Dell	(12,025)	11,788
Inventories	55	186
Other assets	(15,967)	(9,460)
Accounts payable	(1,623)	(1,527)
Deferred revenue	(3,253)	(9,759)
Operating leases, net	(5,707)	(3,284)
Accrued and other liabilities	(12,349)	3,690
Net cash provided by operating activities	16,737	60,589
Cash flows from investing activities:
Capital expenditures	(1,928)	(3,005)
Software development costs	(6,086)	—
Acquisition of business, net of cash acquired	—	(15,081)
Net cash used in investing activities	(8,014)	(18,086)
Cash flows from financing activities:
Proceeds from stock option exercises	4,134	1,469
Taxes paid on vested restricted shares	(12,502)	(5,510)
Net cash used in financing activities	(8,368)	(4,041)
Net increase in cash and cash equivalents	355	38,462
Cash and cash equivalents at beginning of the period	220,300	181,838
Cash and cash equivalents at end of the period	220,655	220,300

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP subscription cost of revenue, non-GAAP professional services cost of revenue, non-GAAP gross profit, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income, non-GAAP earnings per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. A detailed discussion of the Company’s reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented below. The Company encourages investors to review its GAAP results in conjunction with the presentation of non-GAAP financial measures.
The following is a summary of the items excluded from the most comparable GAAP financial measures to calculate our non-GAAP financial measures:
•Amortization of Intangible Assets Amortization of intangible assets consists of amortization associated with external software development costs capitalized and acquired customer relationships and technology. In connection with the acquisition of Dell by Dell Technologies in fiscal 2014 and our acquisition of Delve in fiscal 2021, our tangible and intangible assets and liabilities associated with customer relationships and technology were accounted for and recognized at fair value on the related transaction date.
•Stock-based Compensation Expense. Non-cash stock-based compensation expense relates to both the Dell Technologies and Secureworks equity plans. We exclude such expense when assessing the effectiveness of our operating performance since stock-based compensation does not necessarily correlate with the underlying operating performance of the business.
•Aggregate Adjustment for Income Taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	January 28, 2022	January 29, 2021	January 28, 2022	January 29, 2021
GAAP and Non-GAAP net revenue	$127,880	$139,736	$535,214	$561,034
GAAP subscription cost of revenue	$34,092	$39,633	$143,515	$162,139
Amortization of intangibles	(4,108)	(3,833)	(16,080)	(14,587)
Stock-based compensation expense	(59)	(133)	(218)	(665)
Non-GAAP subscription cost of revenue	$29,925	$35,667	$127,217	$146,887
GAAP professional services cost of revenue	$16,454	$20,112	$73,611	$80,028
Stock-based compensation expense	(430)	(205)	(905)	(680)
Non-GAAP professional services cost of revenue	$16,024	$19,907	$72,706	$79,348
GAAP gross profit	$77,334	$79,991	$318,088	$318,867
Amortization of intangibles	4,108	3,833	16,080	14,587
Stock-based compensation expense	490	338	1,123	1,346
Non-GAAP gross profit	$81,932	$84,162	$335,291	$334,800
GAAP research and development expenses	$31,158	$29,218	$122,494	$105,008
Stock-based compensation expense	(2,312)	(1,229)	(7,220)	(4,410)
Non-GAAP research and development expenses	$28,846	$27,989	$115,274	$100,598
GAAP sales and marketing expenses	$39,036	$37,048	$145,134	$144,934
Stock-based compensation expense	(824)	(981)	(4,065)	(3,676)
Non-GAAP sales and marketing expenses	$38,212	$36,067	$141,069	$141,258
GAAP general and administrative expenses	$22,387	$27,936	$102,834	$101,760
Amortization of intangibles	(3,523)	(3,524)	(14,094)	(14,094)
Stock-based compensation expense	(3,143)	(4,190)	(18,038)	(14,982)
Non-GAAP general and administrative expenses	$15,721	$20,222	$70,702	$72,684
GAAP operating loss	$(15,247)	$(14,211)	$(52,374)	$(32,835)
Amortization of intangibles	7,631	7,357	30,174	28,682
Stock-based compensation expense	6,769	6,739	30,446	24,414
Non-GAAP operating income/(loss)	$(847)	$(115)	$8,246	$20,261
GAAP net loss	$(8,775)	$(9,531)	$(39,791)	$(21,902)
Amortization of intangibles	7,631	7,357	30,174	28,682
Stock-based compensation expense	6,769	6,739	30,446	24,414
Aggregate adjustment for income taxes	(3,040)	(4,269)	(12,113)	(13,267)
Non-GAAP net income	$2,585	$296	$8,716	$17,927
GAAP loss per share	$(0.11)	$(0.12)	$(0.48)	$(0.27)
Amortization of intangibles	$0.09	$0.09	$0.36	$0.35
Stock-based compensation expense	0.08	0.08	0.36	0.30
Aggregate adjustment for income taxes	(0.03)	(0.05)	(0.14)	(0.16)
Non-GAAP earnings per share *	$0.03	$—	$0.11	$0.22
* Sum of reconciling items may differ from total due to rounding of individual components
GAAP net loss	$(8,775)	$(9,531)	$(39,791)	$(21,902)
Interest and other, net	1,262	(90)	3,532	(1,034)
Income tax benefit	(7,734)	(4,590)	(16,115)	(9,899)
Depreciation and amortization	10,606	10,636	40,520	41,614
Stock-based compensation expense	6,769	6,739	30,446	24,414
Adjusted EBITDA	$2,128	$3,164	$18,592	$33,193

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Twelve Months Ended
Percentage of Total Net Revenue	January 28, 2022	January 29, 2021	January 28, 2022	January 29, 2021
GAAP gross margin	60.5%	57.2%	59.4%	56.8%
Non-GAAP adjustment	3.6%	3.0%	3.2%	2.9%
Non-GAAP gross margin	64.1%	60.2%	62.6%	59.7%

GAAP research and development expenses	24.4%	20.9%	22.9%	18.7%
Non-GAAP adjustment	(1.8)%	(0.9)%	(1.4)%	(0.8)%
Non-GAAP research and development expenses	22.6%	20.0%	21.5%	17.9%

GAAP sales and marketing expenses	30.5%	26.5%	27.1%	25.8%
Non-GAAP adjustment	(0.6)%	(0.7)%	(0.7)%	(0.6)%
Non-GAAP sales and marketing expenses	29.9%	25.8%	26.4%	25.2%

GAAP general and administrative expenses	17.5%	20.0%	19.2%	18.1%
Non-GAAP adjustment	(5.2)%	(5.5)%	(6.0)%	(5.1)%
Non-GAAP general and administrative expenses	12.3%	14.5%	13.2%	13.0%

GAAP operating loss	(11.9)%	(10.2)%	(9.8)%	(5.9)%
Non-GAAP adjustment	11.2%	10.1%	11.3%	9.5%
Non-GAAP operating income (loss)	(0.7)%	(0.1)%	1.5%	3.6%

GAAP net loss	(6.9)%	(6.8)%	(7.4)%	(3.9)%
Non-GAAP adjustment	8.9%	7.0%	9.0%	7.1%
Non-GAAP net income	2.0%	0.2%	1.6%	3.2%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending		Fiscal Year Ending
	April 29, 2022		February 3, 2023
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
GAAP and non-GAAP revenue	$120	$122	$475	$490

GAAP net loss	$(26)	$(26)	$(107)	$(114)
Amortization of intangibles	8	8	30	30
Stock-based compensation expense	10	11	42	43
Aggregate adjustment for income taxes	(4)	(4)	(18)	(18)
Non-GAAP net loss*	$(12)	$(13)	$(52)	$(59)

GAAP net loss per share	$(0.30)	$(0.31)	$(1.26)	$(1.35)
Amortization of intangibles	0.09	0.09	0.36	0.36
Stock-based compensation expense	0.12	0.13	0.50	0.51
Aggregate adjustment for income taxes	(0.05)	(0.05)	(0.21)	(0.21)
Non-GAAP net loss per share*	$(0.14)	$(0.15)	$(0.61)	$(0.70)

GAAP net loss			$(107)	$(114)
Interest and other, net			4	4
Income tax benefit			(34)	(37)
Depreciation and amortization			36	36
Stock-based compensation expense			42	43
Adjusted EBITDA*			$(58)	$(68)

Other Items
Effective tax rate				24%
Weighted average shares outstanding (in millions)				84.7
Cash flow from operations			$(55) to $(65)
Capital expenditures				$7 to $9

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding